Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Regency Centers Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-930, No. 333-52089, No. 333-44724, No. 333-114567, No. 333-125858, and No. 333-125913) on Forms S-3 and (No. 333-134286 and No. 333-149856-1) on Forms S-3ASR and (No. 333-127274-1) on Form S-4 and (No. 333-24971, No. 333-55062, No. 333-125857, and No. 333-149872) on Forms S-8 of Regency Centers Corporation and (No. 333-149856) on Form S-3ASR and (No. 333-127274) on Form S-4 of Regency Centers, L.P. of our report dated March 27, 2008, with respect to the combined balance sheet of Regency Retail Partners as of December 31, 2007, and the related combined statements of operations, changes in members’ capital, and cash flows for the period from December 21, 2006 (inception) to December 31, 2007, which report appears in the December 31, 2008 annual report on Form 10-K/A of Regency Centers Corporation.

/s/ KPMG LLP

March 31, 2009

Jacksonville, Florida

Certified Public Accountants